SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2003

Dover Downs Gaming & Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16791	51-0414140
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware		19901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (302) 674-4600

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

Following is the text of a press release issued by the Company on July 14, 2003:

“Dover Downs Gaming & Entertainment, Inc. (NYSE-Symbol: DDE) today reported that during its second quarter ended June 30, 2003 it had purchased for cash and retired a total of 49,700 shares of its $.10 par value common stock.”

*   *   *   *   *

“Dover Downs Gaming & Entertainment, Inc. is a diversified gaming and entertainment company whose operations consist of Dover Downs Slots – an 80,000-square foot video lottery (slots) casino complex; the Dover Downs Hotel and Conference Center – featuring luxury accommodations with conference, banquet, fine dining, ballroom and concert hall facilities; and the Dover Downs Raceway – a harness racing track with pari-mutuel wagering on live and simulcast horse races.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Downs Gaming & Entertainment, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated:    July 14, 2003